                                                                  EXHIBIT 4.2
                        REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 22, 1995 is made and entered into between ANDREA ELECTRONICS CORPORATION, a New York corporation ("AEC"), and SOCIETE GENERALE, a bank organized and existing under the laws of France ("SoGen").

          WHEREAS, AEC and SoGen have entered into that certain Securities Purchase Agreement, dated as of December 22, 1995 between AEC and SoGen (the "Subscription Agreement") pursuant to which AEC has issued to SoGen $2,198,000 aggregate principal amount of its 15% Convertible Subordinated Debentures Due 1997 (the "Notes"), which Notes, together with, in certain circumstances, accrued interest thereon, are convertible into such number of shares of Common Stock, .50 par value per share, of AEC as are specified in the Notes (the "Convertible Shares");

          WHEREAS, pursuant to the terms of, and in partial consideration for, SoGen's agreement to enter into the Subscription Agreement, the Company has agreed to provide SoGen with certain registration rights with respect to the Conversion Shares (as defined below);

          NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms defined in the Subscription Agreement shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed to them below:

          "Registrable Securities" means all of the Convertible Shares and any other securities issued or issuable upon conversion of the Notes as provided therein (together, the "Conversion Shares") until (i) a registration statement under the Securities Act covering the offering of such Conversion Shares has been declared effective by the Commission and such Conversion Shares have been disposed of pursuant to such effective registration statement, (ii) such Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) such Conversion Shares have been otherwise transferred and AEC has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be acceptable to SoGen in its sole discretion, such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.


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
         "Triggering Date" means any date after February 5, 1996 on which SoGen reasonably determines, based on the advice of its counsel, that it would be inadvisable for SoGen to transfer any Conversion Shares without registration under the Securities Act or that such Conversion Shares cannot be freely transferred without registration under circumstances in which a restrictive legend cannot be removed.

          "Underwriter"   means  a  securities   dealer  who   purchases  any
Registrable Securities as principal in an underwritten offering and not as part of such dealer's market making activities.

                                  ARTICLE II
                             REGISTRATION RIGHTS

     SECTION 2.1.  DEMAND REGISTRATION.
                   -------------------

          (a)  Request for Registration.  At any time and from time to time
               ------------------------
on and after a Triggering Date and subject to the terms and conditions hereof, SoGen may make a written request to AEC to file with the
Commission a registration statement and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Securities Act so as to permit a public offering and sale of up to all of the Registrable Securities issued and issuable upon conversion of the Notes. The request described in this paragraph (a) is hereinafter referred to as a "Demand Registration." SoGen shall have the right to withdraw its request for a Demand Registration by giving written notice to AEC of its request to withdraw at any time prior to effectiveness of the registration statement therefor; provided that in the event of such withdrawal, SoGen shall be
          --------
responsible for all fees and expenses (including fees and expenses of its counsel) incurred by SoGen prior to such withdrawal; and provided further that SoGen may make, in the aggregate, not more than three

- -------- -------
(3) requests for a Demand Registration hereunder. Any request to effect a Demand Registration shall specify the amount of Registrable
Securities proposed to be sold and shall also specify the intended method of disposition thereof. Within ten (10) days following any such Demand Registration request, AEC shall notify any other holders of Registrable Securities of such request. Within fifteen (15) days following the date of such notice, any such other holder of Registrable Securities covered by such Demand Registration request shall notify AEC as to whether such holder desires to include any Registrable Securities held by such holder in the aggregate Registrable Securities covered by such Demand Registration request. Whether or not any holder of Registrable Securities elects to include any Registrable Securities in such Demand Registration, such Demand Registration shall be counted as one of the three Demand Registration requests permitted hereunder as to such holder. There shall be permitted hereunder only one Demand Registration request during any twelve (12) month period. The minimum aggregate number of Registrable Securities that must be covered by any registration statement prepared in response to a Demand Registration request shall be 100,000 Convertible Shares (or the equivalent amount of Conversion Shares).


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
          (b)  Effective Registration.  A registration will  not  be   deemed
               ----------------------
to  have  been  effected   as  a  Demand Registration  unless  and  until
it  has  been  declared  effective  by  the Commission and AEC has complied
in all material respects with its obligations under  this  Agreement   with
respect  thereto  unless   failure  to  obtain effectiveness is due  to acts
or omissions to act by SoGen or any holder of Registrable Securities; provided that if, after it has become effective, the offering of securities
- --------
pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents  or otherwise  limits  the sale  of  such securities pursuant to the registration, such registration will be deemed not to have been effected as to the shares subject to such stop order, injunction, other order, requirement or limitation unless such stop order, injunction, other order, requirement or limitation is rescinded or the issuance of such stop order, injunction, other order, requirement or limitation is imposed in response to an act or omission on the part of one or more holders of Registrable Securities the offering of which is the subject of such registration. If (i) a registration requested pursuant to this
Section 2.1 is deemed not to have been effected and such failure to have been effected is not the result of any act or omission of any holder of Registrable Securities the offering of which is covered by the registration or (ii) with respect to an offering of Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least twenty-four (24) months beyond the effective date thereof (excluding for purposes of this calculation any period during which the effectiveness of such registration is subject to a stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency or during which any court prevents or otherwise limits the sale of securities pursuant to such registration) or, with respect to an underwritten offering of Registrable Securities, until ninety (90) days after the commencement of the distribution and the effect of any failure of the type referred to in clauses (i) and (ii) of this sentence is to prevent the distribution of 25% or more of the Registrable Securities the offering of which is covered by such registration, then AEC shall continue to be obligated to effect such registration pursuant to this Section 2.1 (and such registration shall not count toward the three Demand Registration requests permitted SoGen pursuant to Section 2.1(a)).

          (c)  Selection of Underwriter.  If SoGen so elects, the offering
               ------------------------
of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering, in which case AEC and SoGen shall jointly select one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with such offering.

          (d)  Deferral.  Notwithstanding the foregoing, if AEC shall furnish
               --------
to SoGen in response to SoGen's request for a Demand Registration a certificate signed by the Chairman, President and Chief Executive Officer of AEC stating that the Board of Directors of AEC has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to AEC and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, AEC shall have the right to defer  such filing  for a period  of not  more than ninety (90) days after receipt of the request for a Demand Registration. SoGen acknowledges that it would be seriously detrimental to AEC and its shareholders  for such  registration  statement  to  be filed  and  therefore essential to defer such filing if, among other things, such filing would impose an undue burden upon the ability of AEC to proceed with any reorganization, merger, consolidation or acquisition of the securities or assets of another firm or corporation or disposition of the securities or assets of AEC or a public offering by AEC of Common Stock or other securities of AEC registered under the Securities Act which, in each case, is material to AEC (a "Material Transaction"). If AEC shall have delivered the certificate referred to above and thereafter shall have entered into a definitive agreement or filed a registration statement or a proxy statement in connection with a Material Transaction, AEC shall, upon written notice to SoGen, have the right to defer the filing of the registration statement requested to be filed by SoGen for whatever additional time period (but in no event longer than forty-five (45) days) from the expiration of the initial ninety (90)-day extension period referred to above as is reasonably necessary to enable AEC to satisfy its disclosure obligations under the Securities Act in such registration statement with respect to the Material Transaction. AEC may not utilize this right to defer the filing of a registration statement more than once in any twelve (12)-month period.

     SECTION 2.2.  REDUCTION OF OFFERING.
                   ---------------------

          (a)  AEC may include  in a Demand Registration  pursuant to Section
2.1 hereof Common Stock for the account of AEC and for the account of any other person or entity who holds Common Stock on the same terms and conditions as the Registrable Securities to be included therein; provided,
                                                                 --------
however, that (i) if the managing Underwriter or Underwriters of any
- -------
underwritten offering described in Section 2.1 shall have informed AEC in writing that it is their opinion that the total number of shares of Common Stock which SoGen, AEC and any other persons or entities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares of Common Stock to be offered for the account of AEC and for the account of all such other persons and entities (other than SoGen) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares of Common
        --- ----
Stock requested to be registered by AEC and such other persons and entities to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the number of shares of Common Stock recommended by such managing Underwriters, and (ii) if the offering is not underwritten, no other person or entity, including AEC, shall be permitted to offer securities under any such Demand Registration unless SoGen consents to the inclusion of such securities therein.

                                ARTICLE III
                           REGISTRATION PROCEDURES

     SECTION 3.1.  FILINGS; INFORMATION.  Whenever AEC is required to effect
                   --------------------
or  cause the  registration  of  Registrable  Securities  pursuant  to
Section 2.1, AEC will use its reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) AEC will as expeditiously as possible (and in no event more than forty-five (45) days from the date of receipt of written request from SoGen pursuant to Section 2.1(a) to register Registrable Securities) prepare and file with the Commission a registration statement on Form S-3 (if use of such form is then available to AEC pursuant to the rules of the Commission and, if not, on such other form promulgated by the Commission for which AEC then qualifies and which counsel for AEC shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of such Registrable Securities), and use commercially reasonable efforts to cause such filed registration statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise), and AEC will as expeditiously as possible prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, for a period of not less than: (i) twenty-four (24) consecutive months, or (ii) with respect to an underwritten offering of Registrable Securities, ninety (90) days after the commencement of the distribution of all Registrable Securities covered by such registration statement (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by SoGen set forth in such registration statement.

          (b) AEC will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to SoGen, one firm of counsel representing SoGen, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing, and thereafter furnish to SoGen, its counsel and each Underwriter, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as SoGen, counsel or each Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (c)   After  the  filing   of  the  registration statement,  AEC
will promptly notify SoGen of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) AEC will use its reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as SoGen may reasonably (in light of SoGen's intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of AEC and do any and all other acts and things that may be reasonably necessary or advisable to enable SoGen to consummate the disposition of the Registrable Securities; provided that AEC
                                                          --------
will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

          (e) AEC will immediately notify SoGen upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) AEC's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and AEC will promptly make available to SoGen any such supplement or amendment to the related prospectus.

          (f) AEC will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to AEC) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (SoGen may, at its option, require that any or all of the representations, warranties and covenants of AEC or to or for the benefit of such Underwriters also be made to and for the benefit of SoGen).

          (g) AEC will make available to SoGen (and will deliver to its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and AEC, its counsel or auditors and will also make available for inspection by SoGen, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by SoGen or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of AEC (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause AEC's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which AEC determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that
                                                       --------
prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide AEC with prompt notice of any such request or requirement so that AEC may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further,
                                                          -------- -------
that if failing the entry of a protective order or the waiver by AEC permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. SoGen agrees that information obtained by them solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to SoGen after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to AEC) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of AEC or its Affiliates unless and until such information is made generally available to the public. SoGen further agrees that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to AEC and allow AEC, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) AEC will furnish to SoGen and to each Underwriter, if any, a signed counterpart, addressed to SoGen or such Underwriter, of (1) an opinion or opinions of counsel to AEC, and (2) a comfort letter or comfort letters from AEC's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as SoGen or the managing Underwriter therefor reasonably requests.

          (i) AEC will otherwise comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j) AEC will (i) if the Common Stock shall be listed on the New York Stock Exchange or the American Stock Exchange at the time of effectiveness of such registration statement, use commercially reasonable efforts to cause all such Registrable Securities to be listed on such exchange (if the listing of such Registrable Securities is then permitted under the rules of such exchange) and, if not, (ii) use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission, and, in the case of clause (ii) above, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc. (the "NASD").

          (k) AEC will appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (l)  In   connection  with  an   underwritten  offering,  AEC  will
participate, to the extent reasonably requested by the managing Underwriter for the offering or SoGen, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided that AEC shall not be obligated to participate in more than one such
- --------
offering   in  any  twelve   (12)-month  period  and   any  such participation
by AEC shall be at the expense of the managing Underwriter or SoGen unless AEC shall also be offering securities in such underwritten offering.

          AEC may require SoGen to promptly furnish in writing to AEC such information regarding the distribution of the Registrable Securities as AEC may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. If SoGen fails to provide such information requested in connection with such registration within ten (10) business days after receiving such written request, then AEC may cease pursuit of such registration, and the Demand Registration request in respect of which such registration was being pursued shall count toward the limit of three Demand Registration requests hereunder.

          SoGen agrees that, upon receipt of any notice from AEC of the happening of any event of the kind described in Section 3.1(e) hereof, SoGen will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until SoGen's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by AEC, SoGen will deliver to AEC all copies, other than permanent file copies then in SoGen's possession, of the most recent prospectus covering such
Registrable Securities at the  time of receipt of such notice.   In the event
AEC shall give  such notice, AEC shall extend  the  period  during  which
such  registration  statement  shall   be maintained effective  (including
the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when AEC shall make available to SoGen a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2.  REGISTRATION EXPENSES.  In connection with any Demand
                   ---------------------
Registration, AEC shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) AEC's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for AEC and customary fees and expenses for independent certified public accountants retained by AEC (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof), (vii) the fees and expenses of any special experts retained by AEC in connection with such registration and (viii) reasonable fees and expenses of one firm of counsel for SoGen retained as SoGen's counsel with respect to such Demand Registration. AEC shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of any special audit required by SoGen, such costs to be borne by SoGen.

                                  ARTICLE IV
                       INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1.  INDEMNIFICATION BY AEC.  AEC agrees to indemnify and hold
                   ----------------------
harmless  SoGen,  its   partners,  Affiliates,  officers,   directors,
employees and duly authorized agents, and each Person or entity, if any, who controls SoGen within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which SoGen, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to AEC by SoGen or an Underwriter expressly for use therein, and shall reimburse SoGen, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by SoGen, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that AEC shall not be liable to
             --------  -------
SoGen to the  extent that any such  Damages arise out of  or are based upon an untrue statement or omission made in any preliminary prospectus if (i) SoGen failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by SoGen to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; provided further, however,
                                                -------- -------  -------
that AEC shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus if
(x) such untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of AEC with copies of such prospectus as so amended or supplemented, SoGen thereafter fails to deliver such prospectus as so amended  or  supplemented  prior  to  or concurrently  with  the  sale  of  a
Registrable Security to the person asserting the claim from which such Damages arise. AEC also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person or entity who controls such Underwriters on customary terms.

     SECTION 4.2.  INDEMNIFICATION BY SOGEN.  SoGen agrees to indemnify and
                   ------------------------
hold harmless AEC, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls AEC within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person, to the same extent as the foregoing indemnity from AEC to SoGen, but only with reference to information related to SoGen or its plan of distribution, furnished in writing by SoGen or on SoGen's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any
preliminary prospectus.   In case  any action or proceeding  shall be brought
against AEC or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against SoGen, SoGen shall have the rights and duties given to AEC, and AEC or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to
SoGen by Section  4.1.   SoGen also agrees to  indemnify and  hold
harmless any Underwriters of the Registrable Securities with reference to the same information as to which it agrees to indemnify AEC referenced above, their officers and directors and each Person who controls such Underwriters
on customary terms.   AEC shall be entitled to receive  indemnities on
customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

     SECTION 4.3.  CONDUCT OF INDEMNIFICATION PROCEEDINGS.  Promptly after
                   --------------------------------------
receipt by any person or entity in  respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying
                    --------
Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the
                                                      --------
Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of AEC and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or
proceeding.   Whether or not the defense  of any claim or action  is
assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     SECTION 4.4.  CONTRIBUTION.  If the indemnification provided for in
                    ------------
this Article IV is unavailable  to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between AEC and SoGen on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by AEC and SoGen on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of AEC and SoGen on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between AEC on the one hand and SoGen on the other, in such proportion as is appropriate to reflect the relative fault of AEC and of SoGen in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by AEC and SoGen on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by AEC and SoGen bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of AEC and SoGen on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by AEC and SoGen or by the Underwriters. The relative fault of AEC on the one hand and of SoGen on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          AEC and SoGen agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such

Indemnified   Party   in  connection   with investigating or  defending
any  such action or  claim.   Notwithstanding the provisions  of  this
Section  4.4,  no  Underwriter  shall  be  required  to contribute any amount  in excess of  the amount by  which the total  price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and SoGen shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of SoGen were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which SoGen has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE V
                                MISCELLANEOUS

     SECTION 5.1.  TERM.  The registration rights provided to the holders of
                   ----
Registrable Securities hereunder shall terminate on December 22, 1998; provided, however, that the provisions of Article IV hereof shall survive any
- --------  -------
termination of this Agreement.

     SECTION 5.2.  RULE 144.  AEC covenants that it will file all reports
                   --------
required to be filed  by it under the Securities Act  and the Exchange
Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable SoGen to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If at any time AEC is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of SoGen, AEC will deliver to SoGen a written statement as to whether it has complied with such requirements.

     SECTION 5.3.  RESTRICTIONS ON SALE BY AEC AND OTHERS.  AEC agrees and
                   --------------------------------------
it shall use its best efforts to cause its affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to, and during the period beginning on the effective date of any registration statement (except as part of such registration  statement)  until  all of  the  Registrable  Securities offered thereof have been sold if, and to the extent, reasonably requested by the managing Underwriter or Underwriters in the case of an underwritten public offering; provided, however, that such period shall not exceed ninety (90)
          --------  -------
days and  (ii) to use  commercially reasonable efforts to  ensure that any agreement entered into after the date hereof shall contain a provision under which holders of such securities agree not to effect any sale  or  distribution of  any  such securities during the periods described in (i) above, in each case  including a sale pursuant to
Rule 144  under the Securities Act (except as part  of any
such registration, if permitted); provided, however, that the provisions of
                                  --------  -------
this Section 5.3 shall not prevent (x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of any securities to employees of AEC or pursuant to any employee plan.

     SECTION 5.4.  AMENDMENT AND MODIFICATION.  Any provision of this
                   --------------------------
Agreement may be waived, provided that such waiver is set forth in
                         --------
a writing executed by  the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a registration statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this
                                       --------
sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     SECTION 5.5.  SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT.  This Agreement
                   ----------------------------------------
and all of the provisions hereof  shall be binding upon and inure  to the benefit of the parties hereto and their respective successors and assigns. SoGen may assign its rights under this Agreement to any subsequent holder of Notes or Conversion Shares, provided that AEC shall have the right
                                      --------
to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Subscription Agreement and the Notes sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.6.  SEPARABILITY.  In the event that any provision of this
                   ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION 5.7.  NOTICES.  All notices, demands, requests, consents,
                   -------
approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Andrea Electronics Corporation, 11-40 45th Road, Long Island City,
New York 11101, Attention: Patrick Pilch, Facsimile No.: (718) 784-8457; with copies (which shall not constitute notice) to: Brown & Wood, One World Trade Center, New York, New York 10045, Attention: Alan L. Jakimo, Esq., Facsimile No.: (212) 839-5599; and (ii) if to Purchaser, to: Societe Generale, Tour Societe Generale, 17 Cours Valmy, Paris, La Defense 92987, France, Attention: Marc Litzler, Facsimile No.: (011) 33-1-42134770; with copies (which shall not constitute notice) to: (1) Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Guillaume Pollet, Facsimile No.: (212) 278-5467 and (2) Dorsey & Whitney P.L.L.P., 350 Park Avenue, New York, New York 10022,
Attention: J. Eric Maki, Esq., Facsimile No.: (212) 888-0018. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

     SECTION 5.8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 5.9.  HEADINGS.  The headings in this Agreement are for
                   --------
convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     SECTION 5.10.  COUNTERPARTS.  This Agreement may be executed in any
                    ------------
number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     SECTION 5.11.  FURTHER ASSURANCES.  Each party shall cooperate and take
                    ------------------
such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.12.  REMEDIES.  In the event of a breach or a threatened
                    --------
breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                           (signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                              ANDREA ELECTRONICS CORPORATION



                              By:
                                  ----------------------------------------
                              Name:
                              Title:

                              SOCIETE GENERALE



                              By:
                                  ----------------------------------------
                              Name:
                              Title:

                                      17